UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2008

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 N. Minnesota Ave.

Sioux Falls, South Dakota 57104

(Address of principal executive offices) (Zip Code)

(605) 978-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure in Item 2.03 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

WestLB Revolving Credit Facility

On December 4, 2008, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order approving on an interim basis (the “Interim Order”) a senior secured debtor-in-possession financing facility among ASA Albion, LLC, ASA Bloomingburg, LLC, ASA Linden, LLC and ASA OpCo Holdings, LLC, each as a borrower (collectively, the “Borrowers”), WestLB AG, New York Branch, as administrative agent, lead arranger and sole lead bookrunner (“WestLB”), and certain lenders (the “Lenders”) pursuant to a term sheet (the “ASA Term Sheet”).

The Lenders consist of WestLB and a subset of the other lenders under the Credit Agreement, dated February 6, 2006, by and among the Borrowers, West LB, as administrative agent, and the lenders named therein (as amended, the “Prepetition Credit Agreement”).

The ASA Term Sheet provides for a revolving credit facility (the “DIP Revolving Facility”) available to the Borrowers, on a joint and several basis, providing for extensions of credit in an aggregate amount of up to $20,000,000 (the “Total Commitment”) in the form of revolving loans and letters of credit, subject to the fulfillment by the Borrowers of specified conditions precedent. Pursuant to the ASA Term Sheet, the Lenders made up to $10,000,000 (the “Interim Amount”) available under the DIP Revolving Facility to the Borrowers on an interim basis on December 4, 2008 (the “Interim Facility”). The obligation of the Lenders to provide loans under the DIP Revolving Facility in an amount in excess of the Interim Amount is subject to a number of conditions, including completion of final loan documentation and entry by the Bankruptcy Court of a final order approving the DIP Revolving Facility (the “Final Order”). Failure of the Final Order to be entered by January 18, 2009, or failure of the Borrowers to agree to and finalize a final DIP Revolving Facility agreement and related documentation by a date that is five business days before the hearing on the Final Order, will constitute an event of default and will result in the DIP Revolving Facility becoming immediately due and payable. There can be no assurance that the Borrowers will be able to secure financing (other than under the Interim Facility) as contemplated by the ASA Term Sheet, or retain the financing under the Interim Facility, on the terms set forth in the ASA Term Sheet or at all.

The ASA Term Sheet provides that, after the entry by the Bankruptcy Court of the Final Order, availability under the DIP Revolving Facility would be determined by a borrowing base to be agreed, subject to reserves instituted by the Lenders in their reasonable discretion (the “Borrowing Base Condition”), except that up to $4,000,000 of the Total Commitment could be drawn even if the Borrowing Base Condition were not satisfied. Under the ASA Term Sheet, aggregate outstanding letters of credit under the DIP Revolving Facility (a) are limited prior to entry of the Final Order to $5,000,000 and (b) would be limited after entry of the Final Order to 50% of the availability under the DIP Revolving Facility.

The ASA Term Sheet provides that the DIP Revolving Facility matures on the earliest of (i) May 4, 2009 (the “Initial Scheduled Maturity Date”), which date may be extended, with the prior written approval of the Required Lenders (defined below), to August 4, 2009 and/or December 4, 2009, (ii) January 18, 2009, if the Final Order has not been entered by such date, (iii) the closing date of any sale of any Borrower of all or substantially all of its assets pursuant to section 363 of the United States Bankruptcy Code in the bankruptcy cases that has been approved by an order of the Bankruptcy Court, and (iv) the effective date of a plan of reorganization in the Borrowers’ bankruptcy cases that has been confirmed by an order of the Bankruptcy Court.

Interest on borrowings under the DIP Revolving Facility is payable periodically at an annual rate that is initially equal to either (a) 8.0% over the greater of a specified base rate and 4.00% or (b) 10.0% over the greater of LIBOR and 4.00%. The base rate is, for any day, the higher of (i) the federal funds effective rate plus 0.5% and (ii) WestLB’s publicly-announced prime rate. The ASA Term Sheet provides that, if the Initial Scheduled Maturity Date is extended, the interest rate on borrowings under the DIP Revolving Facility will increase on May 4, 2009 to an annual rate of either (a) 10.0% over the greater of the base rate and 4.00% or (b) 12.0% over the greater of LIBOR and 4.00% and that, on August 4, 2009, such interest rate will increase to an annual rate of either (a) 12.0% over the greater of the base rate and 4.00% or (b) 14.0% over the greater of LIBOR and 4.00%.

The ASA Term Sheet provides for (i) a structuring fee of 0.5% of the aggregate principal amount of the DIP Revolving Facility, (ii) a underwriting fee of 0.5% of the aggregate principal amount of the DIP Revolving Facility underwritten by Lenders at the time of the Interim Order, (iii) a facility fee of 2.0% of the aggregate principal amount of the DIP Revolving Facility, (iv) a commitment fee of 2.0% per annum, payable monthly in arrears on the daily average undrawn portion of the DIP Revolving Facility, (v) a letter of credit fronting fee of 1.0% per annum, payable monthly in arrears on the daily average undrawn portion of the letters of credit issued under the DIP Revolving Facility and (vi) a letter of credit availability fee of a rate per annum equal to (a) 50% of the spread specified above for the DIP Revolving Facility loans minus (b) the letter of credit fronting fee, payable monthly in arrears on the daily average undrawn portion of the letters of credit issued under the DIP Revolving Facility.

The ASA Term Sheet provides that the DIP Revolving Facility may be used for working capital needs of the Borrowers, including corporate overhead allocations consistent with a budget to be agreed upon between the Borrowers and Lenders holding more than 50% of the commitments (the “Required Lenders”).

Subject to a $1 million professional fee carve-out, the DIP Revolving Facility will be secured by a first priority, priming security interest on substantially all assets of the Borrowers, and a pledge of the equity interest in or of the Borrowers, in each case that constitutes Collateral under the Prepetition Credit Agreement, and a first priority lien on all such assets and equity interests that do not constitute Collateral under the Prepetition Credit Agreement. Obligations under the DIP Revolving Facility constitute “superpriority” claims under the United States Bankruptcy Code.

The ASA Term Sheet provides that the DIP Revolving Facility will be subject to provisions regarding mandatory prepayments upon certain events, affirmative and negative covenants, financial covenants and budgeting requirements to be determined, events of default, and other customary terms and conditions. To the extent that monthly financial results of the Borrowers over any two consecutive month period showed an aggregate operating loss, as defined in the definitive loan documentation, then all outstanding loans under the DIP Revolving Facility would have to be prepaid, and all letters of credit issued under the DIP Revolving Facility would have to be cash collateralized upon receipt of receivables and/or payments for the sale of inventory, and upon such event the Lenders would have the right to terminate the DIP Revolving Facility. There can be no assurances that the Borrowers will be able to achieve financial results that do not result in such a required prepayment and termination.

The foregoing description of the DIP Revolving Facility and the ASA Term Sheet does not purport to be complete and is qualified in its entirety by reference to the ASA Term Sheet, a copy of which is filed as Exhibit 10.1 to this report.

AgStar Revolving Credit Facilities

On December 4, 2004, VeraSun Central City, LLC, VeraSun Woodbury, LLC, VeraSun Albert City, LLC, VeraSun Ord, LLC, VeraSun Hankinson, LLC and VeraSun Dyersville, LLC (the “AgStar Debtors”) each entered into a separate term sheet (each an “Amended and Restated AgStar Term Sheet”) with AgStar Financial Services, PCA (“AgStar”) and certain other lenders under the AgStar Debtors’ respective existing prepetition secured credit facilities (each a “Prepetition AgStar Facility”), in each case amending and restating the applicable term sheet entered into by such parties on November 3, 2008. AgStar is one of the lenders and is the administrative agent under each of the Prepetition AgStar Facilities.

On December 4, 2008, the Bankruptcy Court entered final orders (the “AgStar Final Orders”) approving the Amended and Restated AgStar Term Sheets.

Each of the Amended and Restated AgStar Term Sheets has substantially the same terms as the other Amended and Restated AgStar Term Sheets and provides for a revolving debtor-in-possession credit facility (each, an “AgStar Facility”) consisting of an aggregate postpetition facility comprising an interim facility and a final facility in the principal amounts shown in the following table, subject to the fulfillment by the applicable AgStar Debtor of specified conditions precedent.

Postpetition Facilities

	Interim facility (borrowed on November 3, 2008)	Final facility	Total
VeraSun Albert City, LLC	$3,000,000	$2,000,000	$5,000,000
VeraSun Central City, LLC	$3,000,000	$1,500,000	$4,500,000
VeraSun Ord, LLC	$1,500,000	—	$1,500,000
VeraSun Dyersville, LLC	$3,000,000	—	$3,000,000
VeraSun Hankinson, LLC	$3,000,000	$3,000,000	$6,000,000
VeraSun Woodbury, LLC	$1,500,000	$3,000,000	$4,500,000

Interest on borrowings under each AgStar Debtor’s AgStar Facility is payable periodically at an annual rate equal to the LIBOR Rate (as defined in the applicable AgStar Debtor’s Prepetition AgStar Facility) plus 7.0%.

The AgStar Debtors paid to the lenders under the AgStar Facilities (i) a commitment fee of 1.0% of the aggregate committed amount of the postpetition facilities and (ii) an administration fee 0.5% of the aggregate committed amount of the postpetition facilities.

The maturity date of each AgStar Facility is January 15, 2009 or such earlier date as may be provided in final loan documents.

Borrowings under each AgStar Facility are subject to a number of conditions, including final loan documents and budgeting requirements. There can be no assurance that the AgStar Debtors will be able to fully draw on the AgStar Facilities or maintain access to financing under the Amended and Restated AgStar Term Sheets or at all.

Financing under each Amended and Restated AgStar Term Sheet is subject to final documentation containing affirmative and negative covenants, budgeting requirements to be determined, events of default, and other customary terms and conditions.

Each AgStar Facility is guaranteed by US BioEnergy Corporation. Each AgStar Facility may be used for working capital needs of the applicable AgStar Debtor, in each case subject to a budget.

Each AgStar Facility will be secured by a lien on all of the assets of the applicable AgStar Debtor. Under each Amended and Restated AgStar Term Sheet, the applicable AgStar Debtor is subject to affirmative and negative covenants and other customary terms and conditions, which are generally to be specified in final loan documents, and to specified events of default. Obligations under each AgStar Facility constitute “superpriority” claims under the United States Bankruptcy Code.

The foregoing description of the Amended and Restated AgStar Term Sheets and the AgStar Facilities does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated AgStar Term Sheets, copies of which are filed as Exhibits 10.2 through 10.7 to this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Senior Secured Debtor-in-Possession Financing Facility Term Sheet

10.2	Amended and Restated Debtor in Possession Financing Term Sheet for VeraSun Central City, LLC, as debtor in possession, effective as of December 3, 2008

10.3	Amended and Restated Debtor in Possession Financing Term Sheet for VeraSun Woodbury, LLC, as debtor in possession, effective as of December 3, 2008

10.4	Amended and Restated Debtor in Possession Financing Term Sheet for VeraSun Albert City, LLC, as debtor in possession, effective as of December 3, 2008

10.5	Amended and Restated Debtor in Possession Financing Term Sheet for VeraSun Ord, LLC, as debtor in possession, effective as of December 3, 2008

10.6	Amended and Restated Debtor in Possession Financing Term Sheet for VeraSun Hankinson, LLC, as debtor in possession, effective as of December 3, 2008

10.7	Amended and Restated Debtor in Possession Financing Term Sheet for VeraSun Dyersville, LLC, as debtor in possession, effective as of December 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: December 10, 2008	By:	/s/ Bryan D. Meier
Bryan D. Meier
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Senior Secured Debtor-in-Possession Financing Facility Term Sheet

10.2	Amended and Restated Debtor in Possession Financing Term Sheet for VeraSun Central City, LLC, as debtor in possession, effective as of December 3, 2008

10.3	Amended and Restated Debtor in Possession Financing Term Sheet for VeraSun Woodbury, LLC, as debtor in possession, effective as of December 3, 2008

10.4	Amended and Restated Debtor in Possession Financing Term Sheet for VeraSun Albert City, LLC, as debtor in possession, effective as of December 3, 2008

10.5	Amended and Restated Debtor in Possession Financing Term Sheet for VeraSun Ord, LLC, as debtor in possession, effective as of December 3, 2008

10.6	Amended and Restated Debtor in Possession Financing Term Sheet for VeraSun Hankinson, LLC, as debtor in possession, effective as of December 3, 2008

10.7	Amended and Restated Debtor in Possession Financing Term Sheet for VeraSun Dyersville, LLC, as debtor in possession, effective as of December 3, 2008